Exhibit 10.23

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [*], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ZUGO LIMITED
PO Box 482
St Helier, Jersey
JE4 5SP
Channel Islands
Tel:  +44 15 3482 4000
Fax:  +44 15 3482 4010

PRIVATE & CONFIDENTIAL

Hilla Ovil-Brenner
Chief Executive Officer
Whitesmoke Inc
501 Silverside Road
105 Wilmington
DE 19809
USA

BY EMAIL – Hilla@whitesmoke.com

November 2010

Dear Hilla

Whitesmoke Inc (“the Company”) – Amendment to Letter of Intent dated 25 February 2010

We are writing to confirm an amendment to Clause 3 of the Letter of Intent signed between us on 25 February 2010 (“Letter of Intent”).  Please take this letter of intent as confirmation of the new pricing terms whereby Clauses 3.2 - 3.6 of the Letter of Intent should read as follows.

“Clause 3.2-3.6

3.2
With respect to the Toolbar Search Box, we agree to pay the Company a bounty based on performance of the Company’s Unique Installations in the United States for all installed Toolbars with search results powered by Bing.com (“Bounty”).

3.3           For the avoidance of doubt “Unique Installation” means

3.3.1	a user who installs the Toolbar in US (as determined by MaxMind Geo services); and

3.3.2	whereby the Toolbar files are correctly installed on the same users machine (whereby they were offered on an “opt out” basis a Start Page and Default Search reset); and

3.3.3	whereby a user is determined by their machine identification which is based on unique identifiers stored by Windows in the registry; and

3.3.4	subject to no other Zugo bounty toolbar (with the Company or any other partner of Zugo) having been installed on the same users machine; and

3.3.5	subject to such validation requirements contained within this Clause 3.2 maybe being amended by Microsoft.

3.4	For the avoidance of doubt “Daily Installations” means the total number of Unique Installations in any day as calculated for accounting purposes in accordance with the Zugo Admin System (in GMT).

3.5	The Bounty shall be based on the following performance tiers linked to Daily Installations being as follows:

3.5.1	$[*] being the default bounty rate for Daily Installations not exceeding [*];

3.5.2	$[*] being the bounty rate for Daily Installations being [*] and more but being less than [*];

3.5.3	$[*] being the bounty rate for Daily Installations being [*] and more but being less than [*]; and

3.5.4	$[*] being the bounty rate for Daily Installations being [*] and over.

By way of example if the Daily Installations are [*] then the Bounty for that day shall be $[*] being [*] (i.e. $[*] x $[*]) and [*] (i.e. $[*] x $[*]).”

3.6
Any revenues owed to you pursuant to Clause 3.1 will be paid directly to the Company within 45 days after the end of each monthly accounting date (based on GMT time zone) and any revenues owed to you pursuant to Clause 3.2 to 3.5 will be paid directly to the Company within 10 days after the end of each weekly accounting date (based on GMT time zone) to the Company’s normal bank account subject to:

3.6.1	such weekly or monthly revenues being cumulatively at least $[*] USD;

3.6.2
the Company inserting their relevant Company details into the online Zugo partner admin system and rendering an approved invoices (whereby time zone set to GMT) sent to the Director of Zugo through billings@zugo.com; and

3.6.3	Zugo being in receipt of payment by their relevant Search Partner in relation to the relevant invoice submitted by the Company.

*	Confidential Treatment Requested

Other than Clause 3.2 to 3.6 in the Letter of Intent, this side letter does not supersede any previous agreement between the Parties hereto in relation to such matters.

We should be grateful if you would confirm your agreement on the basis set out above by signing and returning a copy of this letter.

Yours sincerely,

/s/ Trevor Robinson
Trevor Robinson
Director
Duly authorized for and on behalf of Zugo Limited

We confirm our agreement to the terms as set out above.

Hilla Ovil-Brenner
Chief Executive Officer
Duly authorised for an on behalf of Whitesmoke Inc